Investor Presentation Fourth Quarter and Full Year 2025 Results

Forward-Looking Statements and Other Matters This presentation includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, liquidity and capital ratios, and other non-historical statements, including statements in the “2026 Strategic Priorities and Outlook” section of this presentation. Words or phrases such as “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “est imate,” “project,” “plans,” “strategy,” or similar expressions are intended to identify these forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements. These statements are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in the documents filed or furnished by Banc of California, Inc. (the “Company”) with the Securities and Exchange Commission (“SEC”). The Company undertakes no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made, except as required by law. Factors that could cause actual results to differ materially from the results anticipated or projected include, but are not l imited to: (i) changes in general economic conditions, either nationally or in our market areas, including the impact of tariffs, supply chain disruptions, and the risk of recession or an economic downturn; (ii) changes in the interest rate environment, including the recent and potential future changes in the FRB benchmark rate, which could adversely affect our revenue and expenses, the value of assets and obligations, the realization of deferred tax assets, the availability and cost of capital and liquidity, and the impacts of continuing or renewed inflation; (iii) the credit risks of lending activities, which may be affected by deterioration in real estate markets and the financial condition of borrowers, and the operational risk of lending activities, including the effectiveness of our underwriting practices and the risk of fraud, any of which may lead to increased loan delinquencies, losses, and non-performing assets, and may result in our allowance for credit losses not being adequate; (iv) fluctuations in the demand for loans, and fluctuations in commercial and residential real estate values in our market area; (v) the quality and composition of our securities portfolio; (vi) our ability to develop and maintain a strong core deposit base, including among our venture banking clients, or other low cost funding sources necessary to fund our activities particularly in a rising or high interest rate environment; (vii) the rapid withdrawal of a significant amount of demand deposits over a short period of time; (viii) the costs and effects of litigation; (ix) risks related to the Company’s acquisitions, including disruption to current plans and operations; difficulties in customer and employee retention; fees, expenses and charges related to these transactions being significantly higher than anticipated; and our inability to achieve expected revenues, cost savings, synergies, and other benefits; (x) results of examinations by regulatory authorities of the Company and the possibility that any such regulatory authority may, among other things, limit our business activities, restrict our ability to invest in certain assets, refrain from issuing an approval or non-objection to certain capital or other actions, increase our allowance for credit losses, result in write-downs of asset values, restrict our ability or that of our bank subsidiary to pay dividends, or impose fines, penalties or sanctions; (xi) legislative or regulatory changes that adversely affect our business, including changes in tax laws and policies, accounting policies and practices, privacy laws, and regulatory capital or other rules; (xii) the risk that our enterprise risk management framework may not be effective in mitigating risk and reducing the potential for losses; (xiii) errors in estimates of the fair values of certain of our assets and liabilities, as well as the value of collateral supporting our loans, which may result in significant changes in valuation or recoveries; (xiv) failures or security breaches with respect to the network, applications, vendors and computer systems on which we depend, including due to cybersecurity threats; (xv) our ability to attract and retain key members of our senior management team; (xvi) the effects of climate change, severe weather events, natural disasters such as earthquakes and wildfires, pandemics, epidemics and other public health crises, acts of war or terrorism, and other external events on our business; (xvii) the impact of bank failures or other adverse developments at other banks on general depositor and investor sentiment regarding the stability and liquidity of banks; (xviii) the possibility that our recorded goodwill could become impaired, which may have an adverse impact on our earnings and capital; (xix) our existing indebtedness, together with any future incurrence of additional indebtedness, could adversely affect our ability to raise additional capital and to meet our debt obligations; (xx) the risk that we may incur significant losses on future asset sales or may not be able to execute anticipated asset sales; and (xxi) other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services and the other risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and from time to time in other documents that we file with or furnish to the SEC. Included in this presentation are certain non-GAAP financial measures, such as tangible assets, tangible common equity ratio, tangible book value per common share, adjusted net earnings, adjusted earnings per share, return on average tangible common equity, adjusted return on average tangible common equity, pre-tax pre-provision income, adjusted noninterest expense, adjusted noninterest expense to average assets, efficiency ratio, adjusted efficiency ratio, core deposits, core loans, economic coverage ratio, and adjusted ACL ratio, designed to complement the financial information presented in accordance with U.S. GAAP because management believes such measures are useful to investors. These non-GAAP financial measures should be considered only as supplemental to, and not superior to, financial measures provided in accordance with GAAP. Please refer to the “Non-GAAP Financial Information” and “Non-GAAP Reconciliation” sections of the appendix of this presentation for additional detail including reconciliations of non-GAAP financial measures included in this presentation to the most directly comparable financial measures prepared in accordance with GAAP. Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP financial measures, including ROTCE future state targets. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results. Fourth Quarter 2025 Earnings | 2

1. Denotes a non-GAAP financial measure; see “Non-GAAP Reconciliation” slides in Appendix. Diluted EPS of $0.42 reflects positive operating leverage and strong core earnings drivers EPS Diluted EPS: $0.42,+11% QoQ Operating Leverage PTPP(1): +10% QoQ, revenues +2%, expenses -3% Profitability Double-digit ROATCE(1) of 10.75% Credit Quality NPL and Criticized ratios down 8 bps and 24 bps QoQ Loan Growth Total loans +15% annualized Deposit Growth NIB deposits +11% annualized NIM Spot NIM 3.22% at 12/31 vs. 3.18% at 9/30; 4Q25 NIM 3.20% Capital CET 1: 10.01% TBVPS(1): $17.51, +3% QoQ Fourth Quarter 2025 Earnings | 3 Financial Highlights – 4Q25 Change 4Q25 3Q25 4Q24 QoQ D YoY D Operating results PTPP(1) $112.3mm $102.0mm $82.9mm 10% 35% Diluted EPS $0.42 $0.38 $0.28 $0.04 $0.14 ROAA 0.91% 0.82% 0.67% 9 bps 24 bps ROATCE(1) 10.75% 9.87% 7.35% 88 bps 340 bps NIM 3.20% 3.22% 3.04% -2 bps 16 bps Adj. efficiency ratio(1) 55.58% 58.24% 61.34% -266 bps -576 bps Capital TBVPS(1) $17.51 $16.99 $15.72 $0.52 $1.79 CET 1 capital ratio 10.01% 10.14% 10.55% -13 bps -54 bps Credit ACL ratio 1.12% 1.12% 1.13% 0 bps -1 bps Achieved 15% loan and 11% NIB deposit annualized growth

Financial Highlights – FY25

Delivered strong growth in profitability in 2025 through disciplined execution of our strategy

Our Actions Throughout 2025

Scaled Franchise

- Delivered robust loan production with FY 2025 loan production and disbursements of $9.6B up 31% YoY; total loans grew 6% YoY
- Strengthened deposit franchise with 2,455 new NIB deposit accounts and $526mm of new NIB deposit balances; total deposits grew 2.4% YoY

Improved Core Profitability Drivers

- Expanded NIM 30 bps to 3.15%, reflecting a 47 bps YoY decline in deposit costs driven by growth in lower cost deposits and disciplined pricing
- Delivered disciplined expense management, with noninterest expense down 7% YoY
- Achieved strong positive operating leverage, with adj. PTPP(1) growth of 39% YoY

Strengthened Balance Sheet

- Executed strategic action to transfer $507mm of CRE loans to HFS; $332mm sold / paid-off to date
- Strengthened credit quality through strategic actions and disciplined underwriting. Special Mention loans of 1.83% down 278bps YoY and NPLs of 0.64% down 16 bps YoY

Drove Shareholder Returns

- Converted our core earnings engine into high-quality stable earnings resulting in TBVPS growth of 11%
- Opportunistically returned capital to shareholders by repurchasing ~8% of common shares outstanding at a weighted average price of $13.59 per share

FY2025 Results vs. FY2024

Adj. Diluted EPS(1)
$1.35
+69%

Adj. PTPP(1)
$384mm
+39%

Adj. Efficiency Ratio(1)
59.4%
-897 bps

Adj. ROATCE(1)
9.05%
+282 bps

TBVPS(1)
$17.51
+11%

1. Denotes a non-GAAP financial measure; see "Non-GAAP Reconciliation" slides in Appendix.

BANC OF CALIFORNIA

Fourth Quarter 2025 Earnings | 4

ROAA(2) Diluted EPS(2)PTPP(1) Significant growth in performance trends across the board ROATCE(1)(2) 1. Denotes a non-GAAP financial measure, see “Non-GAAP Reconciliation” slides in Appendix. 2. 2Q25 Diluted EPS, ROAA, and ROATCE are adjusted figures and denote non-GAAP financial measures; see “Non-GAAP Reconciliation” slides in Appendix. TBVPS(1) Net Interest Margin $0.26 $0.31 $0.38 $0.42 1Q25 2Q25 3Q25 4Q25 $82.4mm $87.0mm $102.0mm $112.3mm 1Q25 2Q25 3Q25 4Q25 1Q25 2Q25 3Q25 4Q25 0.65% 0.69% 0.82% 0.91% 1Q25 2Q25 3Q25 4Q25 7.56% 8.34% 9.87% 10.75% $16.12 $16.46 $16.99 $17.51 1Q25 2Q25 3Q25 4Q25 Fourth Quarter 2025 Earnings | 5 3.08% 3.10% 3.22% 3.20% 1Q25 2Q25 3Q25 4Q25 36% 62%9% 12 bps 26 bps 319 bps Financial Highlights

4Q25 Income Statement

Strong PTPP[1] growth of 10% QoQ driven by higher noninterest income and expense discipline

($ in millions)	4Q25	3Q25	4Q24
Total interest income	$416.9	$432.5	$424.5
Total interest expense	165.6	179.1	189.2
Net interest income	**251.4**	**253.4**	**235.3**
Other noninterest income	41.6	34.3	29.4
Loss on sale of securities	0.0	0.0	(0.5)
Total noninterest income	41.6	34.3	29.0
Total revenue	**292.9**	**287.7**	**264.3**
Operating expense	180.6	185.7	182.4
Acquisition-related costs	0.0	0.0	(1.0)
Total noninterest expense	**180.6**	**185.7**	**181.4**
PTPP income[1]	**112.3**	**102.0**	**82.9**
Provision for credit losses	12.5	9.7	12.8
Earnings before income taxes	**99.8**	**92.3**	**70.1**
Income tax expense	22.4	22.7	13.2
Net earnings	**77.4**	**69.6**	**56.9**
Preferred stock dividends	9.9	9.9	9.9
Net earnings available to common and equivalent stockholders	**$67.4**	**$59.7**	**$47.0**

Key Income Statement Metrics	4Q25	3Q25	4Q24
Diluted EPS	$0.42	$0.38	$0.28
ROAA	0.91%	0.82%	0.67%
ROATCE[1]	10.75%	9.87%	7.35%
Net interest margin	3.20%	3.22%	3.04%
NIE / average assets	2.12%	2.18%	2.15%
Adj. NIE excluding customer related expense / average assets[1]	1.83%	1.87%	1.79%
Efficiency ratio[1]	59.35%	62.05%	65.96%
Adj. efficiency ratio[1]	55.58%	58.24%	61.34%
Avg. yield on loans and leases	5.83%	6.05%	6.01%
Avg. yield on interest-earning assets	5.31%	5.50%	5.48%
Avg. total cost of funds	2.20%	2.37%	2.55%
Avg. total cost of deposits	1.89%	2.08%	2.26%

1. Denotes a non-GAAP financial measure; see "Non-GAAP Reconciliation" slides in Appendix.

BANC OF CALIFORNIA

Fourth Quarter 2025 Earnings | 6

Balance Sheet

Balance sheet expansion driven by 15% loan and 11% NIB deposit annualized growth

($ in millions)	4Q25	3Q25	4Q24
Cash and cash equivalents	$2,308	$2,398	$2,502
Investment securities	4,923	4,890	4,701
Loans held for sale	183	211	26
Loans and leases HFI	25,033	24,111	23,782
Allowance for loan and lease losses	(246)	(241)	(239)
Goodwill and intangibles	320	326	347
Deferred tax asset, net	657	672	721
Other assets	1,620	1,645	1,703
Total assets	**$34,797**	**$34,013**	**$33,543**
Noninterest-bearing deposits	$7,823	$7,604	$7,720
Interest-bearing deposits	20,021	19,581	19,472
Total deposits	**27,843**	**27,185**	**27,192**
Borrowings	2,064	2,005	1,392
Subordinated debt	953	951	942
Other liabilities	396	406	517
Total liabilities excluding deposits	**3,413**	**3,361**	**2,851**
Total stockholders' equity	**3,541**	**3,467**	**3,500**
Total liabilities and stockholders' equity	**$34,797**	**$34,013**	**$33,543**

Average interest-earning assets modestly lower QoQ due to timing of robust loan growth late in 4Q

Key Balance Sheet Metrics	4Q25	3Q25	4Q24
Average interest-earning assets	$31,169	$31,198	$30,825
CET 1 ratio	10.01%	10.14%	10.55%
Tangible common equity ratio[(1)]	7.90%	7.84%	7.99%
Tangible book value per share[(1)]	$17.51	$16.99	$15.72
Cash / assets	6.6%	7.1%	7.5%
Cash + securities / assets	20.8%	21.4%	21.5%
Loans / deposits	90.6%	89.5%	87.6%
Noninterest-bearing deposits / total deposits	28.1%	28.0%	28.4%
Deposits / total funding[(2)]	93.1%	93.1%	95.1%
Total brokered deposits / total funding[(2)]	9.7%	8.3%	9.3%
ACL ratio	1.12%	1.12%	1.13%

1. Denotes a non-GAAP financial measure; see "Non-GAAP Reconciliation" slides in Appendix.
2. Total funding defined as total deposits plus borrowings.

BANC OF CALIFORNIA

Fourth Quarter 2025 Earnings | 7

Net Interest Income and Net Interest Margin

NII relatively flat QoQ as lower deposit costs were offset by lower loan yields

Robust loan growth weighted towards end of 4Q25 will provide benefit in 1Q26 and beyond

- 12/31/25 spot NIM of 3.22% increased 4 bps from 9/30/25 spot NIM of 3.18%
  - 3Q25 NIM of 3.22% included higher accretion income related to loan prepayments
- Deposit costs declined QoQ reflecting growth in average NIB deposit balances and impact of rate cuts
- Loan interest income decreased QoQ driven by late 4Q25 timing of loan production, impact of rate cuts and lower accretion income
  - Loan interest income would have been higher if late 4Q25 loan growth had occurred earlier; full quarter interest income from late 4Q loan growth is ~$13mm[(1)]

Net Interest Income (NII) ($mm) and Net Interest Margin (NIM) (%)


3.04%
3.08%
3.10%
3.22%
3.20%
$235.3
$232.4
$240.2
$253.4
$251.4
4Q24
1Q25
2Q25
3Q25
4Q25

Impact to NII ($mm) from cumulative change in yields, rates and mix


$253.4
+$13.2
+$1.3
+$0.3
-$3.4
-$13.5
$251.4
3Q25
Deposits
Securities
Borrowings
Cash / Other EA
Loans
4Q25

1. Represents gross loan interest income and does not include any related funding costs.

BANC OF CALIFORNIA
Fourth Quarter 2025 Earnings | 8

1. Other income includes revenue from BOLI, warrants, and other miscellaneous income. Higher noninterest income largely driven by impact of lease residual gain Fourth Quarter 2025 Earnings | 9 HIGHLIGHTS ❖Noninterest income of $41.6mm was up 21% QoQ due primarily to: ❖ Higher leased equipment income that included gain on sale of lease residuals of ~$6mm ❖ Increase in fair values of items requiring MTM accounting ❖4Q25 commissions and fees income increased $1.3mm vs. 4Q24, driven by higher loan-related fees from increased loan production ($ in millions) 4Q25 3Q25 4Q24 Leased Equipment Income $16.4 $10.3 $10.7 Commissions and Fees 9.5 9.5 8.2 Service Charges on Deposits 5.0 5.1 4.8 Dividends & Gains (Losses) on Equity Investments 3.5 2.3 0.0 Loss on sale of securities 0.0 0.0 (0.5) Other Income (1) 7.1 7.1 5.7 Total Noninterest Income $41.6 $34.3 $29.0 Noninterest Income

Noninterest Expense

Noninterest expenses below target range due to disciplined expense management

($ in millions)	4Q25	3Q25	4Q24
Compensation	$85.9	$88.9	$77.7
Occupancy	14.7	15.4	15.7
IT and data processing	13.8	13.5	14.5
Professional services	6.8	5.4	5.5
Insurance and assessments	7.1	9.0	11.2
Intangible asset amortization	6.8	7.2	7.8
Leased equipment depreciation	6.2	6.8	7.1
Loan expense	4.4	4.9	4.5
Acquisition, integration and reorganization costs	0.0	0.0	(1.0)
Other expense	10.2	8.4	6.8
Customer related expense	24.9	26.2	31.7
Total noninterest expense	**$180.6**	**$185.7**	**$181.4**
Adjusted noninterest expense[(1)]	**$180.6**	**$185.7**	**$182.4**
Adjusted noninterest expense excluding customer related expense[(1)]	**$155.8**	**$159.5**	**$150.7**

- Compensation expense declined QoQ driven by benefit accrual limits and compensation adjustments
- 4Q25 insurance and assessments expense included a reversal for prior FDIC special assessments
- Professional services increased QoQ due mainly to timing of project related costs
- Customer related expenses declined due to impact of 3Q25 rate cut

Adjusted Noninterest Expense[(1)] / Average Assets Ratio


2.16%
2.24%
2.21%
2.18%
2.12%
1.79%
1.90%
1.89%
1.87%
1.83%
4Q24
1Q25
2Q25
3Q25
4Q25
Adjusted Noninterest Expense(1)/ Average Assets Ratio
Adjusted Noninterest Expense Excluding Customer Related Expenses(1)/ Average Assets Ratio

Adjusted Efficiency Ratio[(2)]


65.96%
66.35%
65.50%
62.05%
59.35%
61.34%
62.43%
61.77%
58.24%
55.58%
4Q24
1Q25
2Q25
3Q25
4Q25
Efficiency Ratio(2)
Adjusted Efficiency Ratio Excluding Customer Related Expense (2)

1. Excludes acquisition, integration and reorganization costs. Denotes a non-GAAP financial measure, see "Non-GAAP Reconciliation" slides in Appendix.
2. Denotes a non-GAAP financial measure, see "Non-GAAP Reconciliation" slides in Appendix.

BANC OF CALIFORNIA

Fourth Quarter 2025 Earnings | 10

Deposits

Cost of deposits declined as NIB deposits grew 11% annualized

- NIB growth driven largely by new account balances; total NIB average account balances grew 1% QoQ
- Total cost of deposits declined 19 bps QoQ due to increase in average NIB balances combined with benefit of rate cuts
- Achieved interest-bearing deposit beta of 60% in 4Q25
- Increased brokered deposits to support strong loan growth at end of 4Q25



Average Fed Funds Rate
Average Total Cost of Deposits
4.65%
4.33%
4.33%
4.30%
3.90%
2.26%
2.12%
2.13%
2.08%
1.89%
9%
8%
27%
28%
28%
9%
7%
27%
29%
28%
9%
8%
27%
29%
27%
9%
8%
26%
29%
28%
8%
9%
25%
30%
28%
4Q24
1Q25
2Q25
3Q25
4Q25
Non-Brokered CDs
Brokered CDs
Money Market & Savings
Interest-bearing Checking
Noninterest-bearing Checking

($ in millions)	4Q25	3Q25	4Q24
Noninterest-bearing Checking	$7,823	$7,604	$7,720
Checking	8,509	7,931	7,611
MMDA	4,918	4,974	5,362
Savings	1,906	1,949	1,933
CDs	4,687	4,727	4,566
Total Deposits	**$27,843**	**$27,185**	**$27,192**
Less: Brokered CDs	2,433	2,259	2,078
Less: Brokered Non-maturity Deposits[(1)]	480	166	590
Core Deposits[(2)]	**$24,930**	**$24,760**	**$24,524**
Average Noninterest-bearing Checking	7,809	7,683	7,906
Average NIB Checking / Average Deposits	28.7%	28.2%	29.1%
NIB Deposits with ECR[(3)]	4,924	4,774	4,793

Deposits By Line of Business ($mm)	4Q25 Balance	4Q25 Cost	3Q25 Balance	3Q25 Cost
Community Banking	$14,155	1.62%	$14,610	1.79%
Venture	6,498	2.43%	5,969	2.75%
Specialty Banking (includes HOA)[(4)]	4,056	0.82%	3,960	0.85%
Corporate and Other Institutional[(5)]	3,135	3.84%	2,646	4.00%
Total Deposits	**$27,843**	**1.89%**	**$27,185**	**2.08%**

1. Brokered non-maturity deposits consists of brokered sweep accounts included in Checking and MMDA.
2. Denotes a non-GAAP financial measure, see "Non-GAAP Reconciliation" slides in Appendix.
3. Represents all NIB deposit balances with ECR including through cash rebates and/or fee offsets.
4. Costs do not include ECR expenses related to HOA deposits.
5. Includes brokered CDs.

BANC OF CALIFORNIA

Fourth Quarter 2025 Earnings | 11

650 1,288 1,889 2,390 2,929 3,569 4,031 4,845 $107.3 1Q24 $257.8 2Q24 $382.6 3Q24 $439.2 4Q24 $537.8 1Q25 $643.2 2Q25 $746.8 3Q25 $965.2 4Q25 Cumulative New NIB Business Deposits Accounts Cumulative New NIB Business Deposits ($ millions) Continued steady growth in new NIB business deposit relationships and balances(1) 1. Includes new NIB deposits from relationships opened over the last two years from the quarter referenced. Fourth Quarter 2025 Earnings | 12 NIB Deposit Growth

Loan Activity

Total loan production & disbursements of $2.7B, up 32% QoQ

Robust loan growth weighted towards end of 4Q25 will provide benefit in 1Q26 and beyond

- 4Q25 rate on new production of 6.83% declined QoQ due to impact of rate cuts
- 4Q25 loan yield of 5.83% reflects impact of rate cuts on floating rate loans, which have grown to 39% of loan portfolio
  - 3Q25 loan yield was elevated due to higher accretion income from loan prepayments
- Robust 4Q25 loan production driven by growth in warehouse, fund finance, lender finance and net SFR purchases
- 4Q25 growth in unfunded new commitments to $1.7B provides momentum for continued loan growth in 2026



Rate on Production[1]
Total Loan Yield
($ in millions)
7.00%
7.20%
7.29%
7.08%
6.83%
6.01%
5.90%
5.93%
6.05%
5.83%
$830
$2,290
$2,004
$1,257
$747
$1,197
$2,294
$1,931
$1,063
$867
$997
$2,459
$1,816
$990
$826
$893
$2,068
$2,186
$1,040
$1,147
$1,696
$2,730
$1,789
$878
$911
4Q24
1Q25
2Q25
3Q25
4Q25
Unfunded New Commitments
Loan Production and Disbursements
Payoffs
Paydowns

($ in millions)	Loans Beginning Balance	Total Production/ Disbursements	Total Payoffs/ Paydowns	Net Change	Other Change[2]	Loans Ending Balance	Total Loan Yield	Rate on Production	C&I Utilization Rate
4Q25	$24,111	$2,730	$1,789	941	(19)	$25,033	5.83%	6.83%	66.6%
3Q25	24,246	2,068	2,186	(118)	(17)	24,111	6.05%	7.08%	66.1%
2Q25	24,127	2,459	1,816	643	(524)	24,246	5.93%	7.29%	64.8%
1Q25	23,782	2,294	1,931	364	(19)	24,127	5.90%	7.20%	63.6%
4Q24	23,528	2,290	2,004	286	(32)	23,782	6.01%	7.00%	62.0%

1. Rate on production is rate on new loans funded in respective quarter.
2. Includes charge-offs, transfers to foreclosed assets, loan sales, and transfers to HFS.

BANC OF CALIFORNIA

Fourth Quarter 2025 Earnings | 13

Loan Portfolio

Loans grew 15% annualized, primarily driven by higher yielding C&I loan categories

Core loan portfolio has strong credit quality with appropriate reserve levels for low loan loss categories

Loan Segment ($ in millions)	4Q25	3Q25	Total Variance	% of Total Loans 4Q25	Wtd. Avg. Rate 4Q25	NPL % 4Q25	DQ % 4Q25	4Q25 ACL	4Q25 Coverage Ratio	3Q25 ACL	3Q25 Coverage Ratio
Multifamily	$6,089	$6,125	($35)	24.3%	4.2%	0.06%	0.58%	$40	0.66%	$40	0.65%
Other CRE	3,648	3,655	(6)	14.6%	5.3%	1.46%	1.12%	91	2.48%	92	2.51%
Real Estate Construction	1,948	2,155	(207)	7.8%	5.9%	0.00%	1.36%	18	0.90%	16	0.72%
Residential / Consumer	3,403	3,187	216	13.6%	4.5%	1.07%	1.70%	6	0.16%	5	0.15%
C&I	1,854	1,714	141	7.4%	6.3%	0.07%	0.04%	26	1.42%	26	1.54%
Warehouse	2,100	1,771	329	8.4%	6.8%	0.00%	0.00%	4	0.17%	5	0.26%
Venture Lending[1]	902	860	42	3.6%	7.1%	0.07%	0.00%	72	8.02%	63	7.30%
Fund Finance	1,320	1,048	273	5.3%	6.5%	0.00%	0.00%	1	0.05%	1	0.09%
SBA	743	720	22	3.0%	6.9%	5.59%	2.20%	5	0.71%	5	0.66%
Lender Finance	1,602	1,435	167	6.4%	7.0%	0.00%	0.00%	6	0.37%	5	0.37%
Equipment Lending	675	632	42	2.7%	6.0%	0.00%	0.17%	2	0.26%	2	0.36%
Core Loan Portfolio	**$24,284**	**$23,301**	**$983**	**97.0%**	**5.5%**	**0.56%**	**0.74%**	**$270**	**1.11%**	**$259**	**1.11%**
Premium Finance	$448	$465	($17)	1.8%	3.4%	0.00%	0.00%	$0	0.07%	$0	0.08%
Student	262	276	(14)	1.0%	4.3%	0.48%	0.95%	11	4.05%	11	3.99%
Civic	39	69	(29)	0.2%	7.2%	54.85%	49.22%	0	0.10%	0	0.09%
Discontinued Areas	**$749**	**$810**	**($61)**	**3.0%**	**3.9%**	**3.05%**	**2.91%**	**$11**	**1.46%**	**$11**	**1.41%**
Total Loans and Leases HFI	**$25,033**	**$24,111**	**$922**	**100.0%**	**5.4%**	**0.64%**	**0.80%**	**$281**	**1.12%**	**$271**	**1.12%**
Loans Held for Sale (HFS)	183	211	(29)								
Total Loans and Leases	**$25,216**	**$24,322**	**$894**								

Note: Wtd. Avg. Rate excludes accretion of net deferred loan fees and net loan purchase discounts.

1. Venture lending includes technology and life science lending.

BANC OF CALIFORNIA

Fourth Quarter 2025 Earnings | 14

Credit quality remains stable with NPLs down 9% QoQ ❖ Criticized loans and ratio declined, 1% and 24 bps respectively, driven by reduction in special mention loans ❖ Small increase in classified loan ratio, up 3 bps QoQ, partially driven by delayed closing of sale for $49.6mm CRE loan noted in 3Q25 ❖ Excluding this loan, which we expect to close in 1Q26, adjusted classified loan ratio would be 3.00% ❖ Delinquent loan ratio increased 13 bps QoQ, driven by two loans totaling $36.4mm, which became current in the first week of January ❖ Excluding these loans, adjusted delinquency ratio would be 0.66% ❖ HFS CRE loan sales proceeding as expected ❖ Remaining $175mm of loans expected to be sold over the next several quarters ❖ No deterioration in expected net realizable value Special Mention Loans ($mm) Delinquent Loans ($mm) Classified Loans ($mm) $311.3 $320.1 $275.3 $281.9 $267.1 $266.1 $30.3 4Q24 $276.6 $466.5 $21.6 1Q25 $175.1 $465.7 $15.8 2Q25 $255.3 $478.9 $29.3 3Q25 $257.4 $520.1 $22.8 4Q25 $563.5 $764.7 $656.6 $763.6 $800.3 2.37% 3.17% 2.71% 3.17% 3.20% Classified Loans/Leases to Loans/Leases HFI CRE Loans (excluding MF and Construction) Other Core Loans(1) Discontinued Loans 0.76% 0.83% 0.62% 0.67% 0.80% Delinquent Loans to Loans/Leases HFI Note: Criticized loans consists of classified loans and special mention loans. 1. Reference Page 14 for Core Loan Portfolio. Other Core Loans comprises Core Loan Portfolio less CRE loans (excluding MF and Construction). HIGHLIGHTS Fourth Quarter 2025 Earnings | 15 Nonperforming Loans ($mm) $63.5 $96.8 $29.2 4Q24 $90.8 $101.4 $21.3 1Q25 $55.7 $96.4 $15.4 2Q25 $56.2 $89.4 $28.9 3Q25 $53.1 $83.2 $22.8 4Q25 $189.6 $213.5 $167.5 $174.5 $159.2 CRE Loans (excluding MF and Construction) Other Core Loans(1) Discontinued Loans 0.80% 0.88% 0.69% 0.72% 0.64% $343.9 $732.0 $21.5 4Q24 $297.8 $633.0 $6.2 1Q25 $201.0 $454.5 $6.1 2Q25 $108.3 $392.0 $5.7 3Q25 $125.0 $328.5 $5.2 4Q25 $1,097.3 $937.0 $661.6 $506.0 $458.7 CRE Loans (excluding MF and Construction) Other Core Loans(1) Discontinued Loans 4.61% 3.88% 2.73% 2.10% 1.83% Special Mention Loans/Leases to Loans/Leases HFI NPLs to Loans/Leases HFI $41.8 $93.7 $44.7 4Q24 $78.9 $84.8 $36.9 1Q25 $42.7 $90.5 $16.2 2Q25 $46.3 $77.7 $37.4 3Q25 $40.9 $138.2 $21.8 4Q25 $180.2 $200.6 $149.5 $161.4 $201.0 CRE Loans (excluding MF and Construction) Other Core Loans(1) Discontinued Loans Asset Quality Ratios and Trends

Allowance for Credit Losses - Loans

Maintained ACL coverage ratio at 1.12%

HIGHLIGHTS

- ACL increased $9.8mm reflecting:
  - Minimal net charge-offs with net charge-off rate of 0.04%
  - Provision of $12.5mm driven by increased loan production and unfunded commitments and updates to risk ratings
- Economic coverage ratio(1) stable at 1.62%

ACL / Total Loans ($mm)


1.72%
1.66%
1.61%
1.65%
1.62%
1.13%
1.10%
1.07%
1.12%
1.12%
$268.4
$264.6
$258.6
$270.7
$280.5
4Q24
1Q25
2Q25
3Q25
4Q25
ACL
ACL / Total Loans HFI
Economic Coverage Ratio(1)

4Q25 ACL walk

($ in millions)


Economic coverage ratio(1)
1.62%
$270.7
($2.7)
12.5
$280.5
1.12%
1.12%
ACL 3Q25
Net Charge-offs
Provision for Loans HFI
ACL 4Q25

4Q25 Net Charge-offs (Recoveries) detail

Net Charge-offs (Recoveries) ($ in millions)	Charge-offs	Recoveries	Net Charge-offs (Recoveries)	% of Total Loans (annualized)
Civic Loans	$0.5	($0.0)	$0.5	0.01%
Commercial Loans	1.8	(2.0)	(0.3)	0.00%
Real Estate Mortgage	1.7	(0.6)	1.1	0.02%
Real Estate Construction	-	-	-	0.00%
Consumer Loans: Student Loans	1.5	(0.2)	1.3	0.02%
Consumer Loans: excluding Student Loans	0.1	(0.0)	0.1	0.00%
Total	**$5.5**	**($2.9)**	**$2.7**	**0.04%**

1. Economic coverage ratio adjusts our ACL coverage ratio to include the loss coverage from credit-linked notes and unearned credit marks from purchase accounting. Denotes a non-GAAP financial measure, see "Non-GAAP Reconciliation" slides in Appendix.

BANC OF CALIFORNIA

Fourth Quarter 2025 Earnings | 16

Adjusted Allowance for Credit Losses Ratios

Adjusted ACL ratio[1] is significantly higher when adjusting for lower loss loan categories

4Q25 Adjusted ACL Ratio[1]



1.12%
1.28%
1.40%
1.60%
ACL Ratio
+ Adj. ACL Ratio Excluding Single Family Residential Loans
+ Adj. ACL Ratio Excluding SFR Mortgage & Warehouse Loans
+ Adj. ACL Ratio Excluding SFR Mort., Warehouse, Fund Finance and Lender Finance Loans

Composition of Lower Loss Loan Categories

Lower Loss Loan Categories ($ in millions)	4Q25	3Q25	4Q24
Residential	$3,307	$3,094	$2,683
Warehouse	2,100	1,771	1,473
Fund Finance	1,320	1,048	747
Lender Finance	1,602	1,435	707
Total Lower Loss Loans	**$8,330**	**$7,347**	**$5,610**
Total Loans and Leases HFI	**$25,033**	**$24,111**	**$23,782**
Lower Loss Loans / Total Loans and Leases HFI	**33.27%**	**30.47%**	**23.59%**

HIGHLIGHTS

- Recent loan growth is in segments with relatively low expected credit losses including warehouse, lender finance and fund finance
- Adjusted ACL Ratio[1] at 1.60%; Economic Coverage Ratio[1] at 1.62%, which includes $108.4mm of loss coverage from credit-linked notes on SFR
- Lower loss loan categories as a percent of total loans increased to 33% at 4Q25 from 30% at 3Q25 strengthening the credit profile of the bank

1. Adjusted ACL Ratio is adjusted for lower loss loan categories. Economic Coverage Ratio is adjusted for the impact of credit-linked notes and unearned credit mark from purchase accounting. Denotes a non-GAAP financial measure, see "Non-GAAP Reconciliation" slides in Appendix.

BANC OF CALIFORNIA

Fourth Quarter 2025 Earnings | 17

Investment Securities Portfolio

Portfolio yield increased 3 bps QoQ

HIGHLIGHTS

- Average securities yield increased 3 bps QoQ as purchase of higher-yielding securities was offset by impact from declining rates
- Unrealized pre-tax loss on AFS securities of $192mm, down $15mm QoQ driven primarily by a decrease in interest rates
- Of the AFS securities portfolio, 79% is fixed rate, 13% is floating rate, and 8% is hybrid rate
- 4Q25 new investment yield of 4.6%
- 11% of AFS securities portfolio will contractually paydown and reprice within 1 year and 21% within three years
- 74% of total securities are AAA rated and 19% are AA rated(5)

Security Type(1) ($ in millions)	4Q25	3Q25	Variance	Yield 4Q25	Duration (yrs) 4Q25	Unrealized Loss 4Q25	Unrealized Loss 3Q25
AFS - Gov't & Agency	$1,760	$1,680	$80	3.73%	4.9	($151)	($161)
AFS - CLO's	201	206	(6)	5.66%	0.0	0	0
AFS - Corporate Bonds	242	258	(15)	5.74%	1.0	(15)	(19)
AFS - Non-Agency Securitizations	252	283	(31)	3.94%	4.1	(26)	(28)
AFS(2)	**$2,454**	**$2,428**	**$27**	**4.11%**	**4.0**	**($192)**	**($207)**
HTM - Gov't & Agency	640	638	2	1.82%	5.1	(28)	(29)
HTM - Corporate Bonds	71	71	0	4.70%	4.0	(6)	(7)
HTM - Municipal Bonds	1,238	1,237	1	2.08%	7.5	(19)	(33)
HTM - Non-Agency Securitizations	360	359	1	2.35%	4.8	(10)	(10)
HTM(3)	**$2,309**	**$2,304**	**$4**	**2.13%**	**6.3**	**($62)**	**($80)**
Total Securities	**$4,763**	**$4,732**	**$31**	**3.21%**	**5.1**	**($254)**	**($287)**

Average Securities Portfolio Balance & Total Yield(4)


3.19%
3.24%
3.20%
3.18%
3.21%
$4.7
$4.7
$4.7
$4.8
$4.9
4Q24
1Q25
2Q25
3Q25
4Q25
Average Balance ($ in billions)
Yield

1. Excludes FRB and FHLB stock.
2. AFS securities reflected at fair value; excludes $0.8mm loss reserve.
3. HTM securities reflected at amortized cost; excludes $0.7mm loss reserve.
4. Total securities yield of 3.21% and average securities portfolio balance includes FRB and FHLB stock. Total securities yield is calculated using average fair values for the quarter.
5. Increase in AA rated securities due to downgrade of U.S. treasuries to AA.

BANC OF CALIFORNIA
Fourth Quarter 2025 Earnings | 18

10.55% 10.14% 10.01% 4Q24 3Q25 4Q25 7.99% 7.84% 7.90% 4Q24 3Q25 4Q25 CET 1 Ratio TCE Ratio(1) Note: 4Q25 regulatory capital ratios are preliminary. 1. Denotes a non-GAAP financial measure; see “Non-GAAP Reconciliation” slides in Appendix. Continuing to grow TBVPS and maintain stable capital levels CET1 ratio declined QoQ due to robust loan growth in 4Q Fourth Quarter 2025 Earnings | 19 4Q25 3Q25 4Q24 Regulatory Well- Capitalized Excess of Well- Capitalized Consolidated Company Total Risk-Based Ratio 16.31% 16.69% 17.05% 10.00% 6.31% Tier 1 Risk-Based Capital 12.34% 12.56% 12.97% 8.00% 4.34% CET 1 Ratio 10.01% 10.14% 10.55% 6.50% 3.51% Leverage Ratio 9.99% 9.77% 10.15% 5.00% 4.99% TCE Ratio (1) 7.90% 7.84% 7.99% NA NA TBVPS (1) $17.51 $16.99 $15.72 NA NA Capital

Interest Rate Sensitivity

IRR position remains largely neutral for NII sensitivity; total earnings are liability sensitive

HIGHLIGHTS

- Gap between short-term ("ST") liabilities and assets of $5.2B in 4Q compared to $5.3B at 3Q
- When adjusted for deposit repricing betas, net interest income sensitivity is relatively neutral
- The impact of ECR costs on rate-sensitive deposits of $3.6B shifts this neutral interest rate sensitivity to liability sensitive for total earnings

4Q25 IRR position – NII impact ($B)


$15.4
Asset / liability gap of ($5.2B) is largely neutral to NII when adjusting for deposit repricing betas
$20.5
ST Assets
ST Liabilities
Cash / ST Investments / ST Loans
Variable Deposits / ST CDs / ST Borrowings

4Q25 IRR position – Total Earnings ($B)


$15.4
ECR costs on deposits when adjusted for repricing betas shifts IRR position to liability sensitive with a repricing gap at ($1.8B)
$17.1
ST Assets
ST Liabilities (Beta & ECR Adjusted)
Cash / ST Investments / ST Loans
Variable Deposits / ST CDs / ST Borrowings

Note: Short Term ("ST"): Assets and liabilities expected to mature, reprice, or settle within one year. Rate sensitive defined as assets or liabilities that are repricing or maturing within one year.

BANC OF CALIFORNIA
Fourth Quarter 2025 Earnings | 20

Loan Maturity and Repricing Summary

18% of fixed rate & hybrid loans will reprice / reset within one year at higher rates

Over 50% or ~$3.2B of low yielding multifamily loans will reprice or mature in next 2.5 years

- Total fixed rate and hybrid loans that are maturing/repricing within 1 year have a WAC of 4.7%, significantly below 4Q25 rate on new production of 6.83%
- ~$0.8B of hybrid multifamily loans maturing/repricing within 1 year have a WAC of 4.3%, offering strong repricing upside
- Short-term variable loans represent 39% of total loans, up from 34% at 4Q24

Total Fixed Rate and Hybrid Loans – Maturities / Repricing

Total fixed rate and hybrid loans: $13.7B



Fixed Rate(1)
Hybrid
$2.5B
$1.4
$1.1
$2.2B
$1.3
$0.9
$1.4B
$0.7
$0.7
$7.6B
$6.6
$1.0
<= 1 Year
1-2 Years
2-3 Years
> 3 Years

	<= 1 Year	1-2 Years	2-3 Years	> 3 Years
WAC:	**4.7%**	**4.3%**	**4.7%**	**4.4%**

Loan Composition



Fixed
ST Variable
Hybrid+LT Variable
4Q25
WAC: 4.6%
20%
41%
WAC: 4.7%
39%
WAC: 6.8%

Multifamily Loans – Maturities / Repricing

Total multifamily loans: $6.1B



Fixed Rate Maturity(1)
Hybrid & Variable Rate Reset
$1.6B
$1.5
$0.1
$1.2B
$0.6
$0.6
$0.8B
$0.7
$0.1
$2.5B
$0.9
$1.6
<= 1 Year
1-2 Years
2-3 Years
> 3 Years

	<= 1 Year	1-2 Years	2-3 Years	> 3 Years
Hybrid & Variable Rate	**5.2%**	**4.0%**	**3.8%**	**3.7%**
Fixed Rate:	**3.9%**	**4.0%**	**6.1%**	**4.1%**

Note: Long Term ("LT") Variable: Loans that reset or mature beyond one year. Weighted Average Coupon ("WAC"): Weighted average of the contractual interest rate.

1. Balances include maturities only and do not include scheduled amortization and prepayment expectations.

BANC OF CALIFORNIA

Fourth Quarter 2025 Earnings | 21

Outlook

2026 Strategic Priorities and Outlook

2026 Strategic Priorities

- **Scale franchise -** continue momentum in growing high-quality relationship-based deposits and loans
- **Positive operating leverage** – maintain disciplined expense management, while still investing in technology and talent to support long-term growth
- **Protect the balance sheet** – maintain robust credit quality, reserve coverage, liquidity and capital levels while prudently managing interest rate positioning
- **Diversify revenue base –** continue to diversify core loan and deposit products and grow fee-based income including go-to-market rollout of payments products
- **Strategically deploy capital** - drive long-term shareholder returns through opportunities including balance sheet growth, stock repurchases, repositioning and other targeted actions

	FY2026 Guidance	Key Factors
Loans	Target mid single digit growth	Driven by growth in commercial loans Dependent on economic conditions
Deposits	Target mid single digit growth	Broad based growth across our businesses
Pre-Tax Pre-Provision Income	Full year growth of 20%-25% YoY	Assumes no further rate cuts in 2026 Continued NII growth and NIM expansion to drive positive operating leverage
Noninterest expense	Full year growth of 3.0%-3.5% YoY Target adj. efficiency ratio of mid-50%	May be impacted by HOA balance growth and/or further rate cuts Benefit of 4Q25 rate cuts on customer related expenses will be reflected in 1Q26
Capital	Target CET1 ratio of 10%+	Strategically deploy capital based on opportunities

Future state financial targets remain unchanged

- ROAA ~1.1%+
- ROTCE ~13%+

- Continue to make consistent, meaningful progress toward goals
- Timing depends on continued execution of core strategy combined with macroeconomic environment

BANC OF CALIFORNIA

Fourth Quarter 2025 Earnings | 22

Supplemental Information

FY25 Income Statement

Diluted EPS[1] growth of 69% in FY25 primarily driven by decreased cost of funds and strong expense discipline

($ in millions)	FY25	FY24
Total interest income	$1,676.7	$1,812.7
Total interest expense	699.3	886.7
Net interest income	**977.4**	**926.1**
Other noninterest income	142.1	137.5
Loss on sale of securities	0.0	(60.4)
Total noninterest income	142.1	77.1
Total revenue	**1,119.5**	**1,003.2**
Operating expense	735.9	805.9
Acquisition-related costs	0.0	(14.2)
Total noninterest expense	**735.9**	**791.7**
PTPP income[2]	**383.7**	**211.5**
Provision for credit losses	70.6	42.8
Earnings before income taxes	**313.1**	**168.7**
Income tax expense	84.1	41.8
Net earnings	**229.0**	**126.9**
Preferred stock dividends	39.8	39.8
Net earnings available to common and equivalent stockholders	**$189.2**	**$87.1**

Key Income Statement Metrics	FY25[1]	FY24[1]
Diluted EPS	$1.35	$0.80
ROAA	0.77%	0.50%
ROATCE[2]	9.05%	6.23%
Net interest margin	3.15%	2.85%
NIE / average assets	2.19%	2.24%
Adj. NIE excluding customer related expense / average assets[2]	1.87%	1.91%
Efficiency ratio[2]	63.20%	72.66%
Adj. efficiency ratio[2]	59.38%	68.35%
Avg. yield on loans and leases	5.93%	6.11%
Avg. yield on interest-earning assets	5.40%	5.58%
Avg. total cost of funds	2.35%	2.84%
Avg. total cost of deposits	2.05%	2.52%

1. FY25 and FY24 Diluted EPS, ROAA, and ROATCE are adjusted figures and denote non-GAAP financial measures; see "Non-GAAP Reconciliation" slides in Appendix.
2. Denotes a non-GAAP financial measure; see "Non-GAAP Reconciliation" slides in Appendix.

BANC OF CALIFORNIA
Fourth Quarter 2025 Earnings | 24

Note: Common shares outstanding as of December 31, 2025 are 155,533,403. 1. Represents VWAP of shares repurchased. 2. Common shares outstanding are as of March 17, 2025 for 1Q25, March 31, 2025 for 2Q25, June 30, 2025 for 3Q25, and September 30, 2025 for 4Q25.Total is based off share count from commencement of share repurchase program as of March 17, 2025. Delivering shareholder value through share repurchases Fourth Quarter 2025 Earnings | 25 Share repurchases Share Repurchase Activity 1Q25 2Q25 3Q25 4Q25 Full Year 2025 Repurchase Amount $38,545,698 $111,454,299 $35,498,391 - $185,498,388 Price Per Share(1) $14.36 $12.65 $16.48 - $13.59 Number of Shares Repurchased 2,684,823 8,809,814 2,153,792 - 13,648,429 Common Shares Outstanding(2) 169,083,588 166,403,086 157,467,137 155,522,693 169,083,588 % of Shares Repurchased 1.6% 5.3% 1.4% 0.0% 8.1%

CRE Portfolio

High quality CRE portfolio has low weighted-average LTV and strong debt-service coverage ratio (DSCR)

HIGHLIGHTS

- 74% of total CRE portfolio located in California
- Total CRE has a low weighted average LTV of 60%
- Other Property Types includes mobile homes, self storage, gas stations, special use, schools, places of worship and restaurants

Total CRE is well diversified across multiple industries

Property Type ($ in millions)	Count	4Q25	3Q25	4Q25 % of Total CRE	4Q25 % of Total Loans HFI	Avg Loan Size	WA LTV[1]	DSCR	NPL %	NPL $
Multifamily	1,275	$6,089	$6,125	52%	24%	$4.8	60%	1.41	0.06%	$3.4
Real Estate Construction	147	1,948	2,155	17%	8%	13.2	71%	-	0.00%	0.0
Other CRE	985	3,648	3,655	31%	15%	3.7	54%	2.02	1.46%	53.1
Office	198	853	856	7%	3%	4.3	58%	2.13	2.00%	17.0
Industrial / Warehouse	322	755	765	6%	3%	2.3	48%	2.18	0.10%	0.7
Retail	172	555	565	5%	2%	3.2	52%	1.74	0.05%	0.3
Hotel	33	390	402	3%	2%	11.8	51%	1.77	7.45%	29.0
Mixed Use	39	213	217	2%	1%	5.5	53%	1.65	0.00%	0.0
Health Facility	33	207	213	2%	1%	6.3	57%	2.90	2.86%	5.9
Other Property Types	188	676	636	6%	3%	3.6	58%	1.93	0.02%	0.1
Total CRE	**2,407**	**$11,685**	**$11,934**	**100%**	**47%**	**$4.9**	**60%**	**1.64**	**0.48%**	**$56.5**

Other CRE as % of Total CRE


Office
Industrial
Retail
Hotel
Health Facility
Mixed Use
Other
7.3%
6.5%
4.7%
3.3%
1.8%
1.8%
5.8%

- Total CRE comprises 47% of total loans HFI and Other CRE comprises 15% of total loans HFI
- 87% of office collateral located in California, 7% in Colorado and 6% in other states
- Multifamily has a low average LTV and a strong DSCR coverage ratio of 1.4x

Note: CRE excludes government guaranteed CRE collateralized SBA loans.

1. Represents most recent appraisal or weighted-average LTV at origination.

BANC OF CALIFORNIA
Fourth Quarter 2025 Earnings | 26

NDFI Lending Exposure

Diversified NDFI exposure with history of minimal losses

HIGHLIGHTS

- Long history of strong asset quality performance with almost no delinquencies, NPLs or classified loans since 2020
- Only three charge-offs over the last 10 years including one that resulted in nearly full recovery
- Careful client screening focuses on established operators with extensive, stable performance history
- Our highly experienced teams, tight structures and robust risk infrastructure including in-house audit team provide effective safeguards against potential issues
- In-house audit team conducts anti-fraud measures including frequent testing of underlying collateral, cash collections and payments history and mortgage title checks

NDFI Lending Exposure

Loan Type ($ in millions)	4Q25 Loan Balance	4Q25 % of Total Loans HFI	4Q25 NPL %	4Q25 DQ %	4Q25 Classified %	10-Year Historical NCO Rate[1]
Mortgage Warehouse	$2,100	8.4%	0.00%	0.00%	0.00%	0.055%
Fund Finance	1,320	5.3%	0.00%	0.00%	0.00%	0.000%
Business Credit	396	1.6%	0.00%	0.00%	0.00%	0.000%
Consumer Credit	761	3.0%	0.00%	0.00%	0.00%	0.000%
Other Mortgage Credit	545	2.2%	0.00%	0.00%	0.00%	0.017%
Total NDFI Portfolio	**$5,122**	**20.5%**	**0.00%**	**0.00%**	**0.00%**	**0.020%**
Total Core Loan Portfolio	**$24,284**	**97.0%**	**0.56%**	**0.74%**	**3.20%**	
Total Loans and Leases HFI	**$25,033**	**100.0%**	**0.64%**	**0.80%**	**3.20%**	

- Business Credit, Consumer Credit and Other Mortgage Credit loans are primarily within our Lender Finance business

BANC OF CALIFORNIA

Note: Mortgage Warehouse includes warehouse lines to mortgage originators, Fund Finance includes capital call facilities, Business Credit includes small business lending, Consumer Credit includes auto and consumer lending, Other Mortgage Credit includes mortgage rediscount lending.

1. 10-year historical NCO rate represents average quarterly net loss rate annualized over the last 10 years.

Fourth Quarter 2025 Earnings | 27

Adjusted Noninterest Expense Detail(1) ($mm) $31.7 $11.2 $61.9 $77.7 4Q24 $27.8 $7.3 $62.2 $86.4 1Q25 $26.6 $9.4 $61.5 $88.4 2Q25 $26.2 $9.0 $61.6 $88.9 3Q25 $24.9 $7.1 $62.8 $85.9 4Q25 $182.4 $183.7 $185.9 $185.7 $180.6 Compensation expense Other operating expenses Insurance and assessments Customer related expense Customer Related Expense ($mm) $27.4 $4.2 4Q24 $23.6 $4.1 1Q25 $21.9 $4.7 2Q25 $21.7 $4.6 3Q25 $20.7 $4.1 4Q25 $31.7 $27.8 $26.6 $26.2 $24.9 ECR Expense Other(2) 1. Excludes acquisition, integration and reorganization costs. Denotes a non-GAAP financial measure, see “Non-GAAP Reconciliation” slides in Appendix. 2. Other customer related expense includes deposit referral fees, armored car services, check printing expenses, and other miscellaneous expenses ECR expenses declined QoQ due to impact of rate cuts 4Q24 1Q25 2Q25 3Q25 4Q25 $3,730 $3,739 $3,728 $3,708 $3,697 Average HOA Deposits ($mm) ECR indexed to Fed Funds rate with every 25 bps change corresponding to ~$6mm of annual ECR expense Substantially all HOA deposits have ECR expenses Total HOA deposit costs are 3.04% consisting of ECR expenses of 223 bps and deposit rate costs (through NIM) of 81 bps Fourth Quarter 2025 Earnings | 28 Customer Related Expense

Total project and investment spend of $15mm, with $6mm expensed in 2025 Project investment composition Revenue enhancing projects Back office and support projects Fourth Quarter 2025 Earnings | 29 Projects and Investments 39% 61% Revenue Enhancing Back Office and Support Projects $6mm $9.3mm 39% 41% 20% Infrastructure Optimization/Scalability Regulatory/Compliance $3.8mm $1.9mm $3.6mm 40% 37% 23% Sales Enablement Payments Business Specific $2.2m $1.4mm $2.4mm Note: Total project and investment spend includes costs that are both capitalized and expensed.

❖Uninsured and uncollateralized deposits of $7.7B, which represents ~28% of total deposits ❖Total primary and secondary liquidity was 1.8x uninsured and uncollateralized deposits Maintaining high levels of primary and secondary liquidity 1. Cash and cash equivalents figure presented as Bank only, excludes restricted cash. 2. Net of 7.5% haircut as of December 31, 2025. ($ in millions) 4Q25 Current Availability Utilization Capacity Primary Liquidity Cash and cash equivalents $2,136 AFS Securities (unpledged) 2,268 Total Primary Liquidity 4,404 Total Secondary Liquidity 9,770 2,224 11,994 Total Primary + Secondary Liquidity $14,173 Definitions Secondary Liquidity: Net available borrowing capacity with the FHLB and FRB. Primary liquidity: Cash and cash equivalents (excluding restricted cash) and the market value of unencumbered Available-For-Sale (“AFS”) securities, net of a haircut. These assets are (i) unencumbered, (ii) readily available for use, and (iii) can be readily sold or pledged under normal operating conditions and under a range of stress conditions. Fourth Quarter 2025 Earnings | 30 (1) (2) Liquidity

Experienced Management Team with Track Record of Success at Leading Institutions



Jared Wolff

Chairman and Chief Executive Officer

30+ years of banking and law. Previously held senior executive positions with City National Bank (RBC) and PacWest Bancorp



Joe Kauder

Chief Financial Officer

30+ years of banking experience, previously served as EVP, CFO Wells Fargo Wholesale Banking



Chris Baron

President, Community Banking

30+ years of banking experience. Previously served as President of Los Angeles Region for Pacific Western Bank



Chris Blake

Vice Chairman of the Bank

40+ years of banking experience, previously served as President & CEO, Community Bank Division, for PacWest Bancorp



Bryan Corsini

Chief Credit Officer

35+ years of banking experience, previously served as CCO of PacWest Bancorp and Director of Pacific Western Bank



Ido Dotan

General Counsel and Chief Administrative Officer

20+ years experience in corporate securities, M&A, and structured finance. Previously served as EVP of Carrington Mortgage Holdings



Karen Hon

Chief Accounting Officer

20+ years of finance & accounting experience, previously served as Chief Accounting Officer at Silicon Valley Bank



Hamid Hussain

President of the Bank

30+ years of banking experience, previously served as EVP, Real Estate Market Executive for Wells Fargo



Stan Ivie

Head of Government and Regulatory Affairs

Previously served as the Chief Risk Officer of PacWest Bancorp & the regional director for the FDIC's San Francisco and Dallas Regions



Scott Ladd

Chief Credit Officer for Specialty Banking and Credit Operations

25+ years banking and consulting experience, previously served as EVP, Group Head, Portfolio Management at PacWest Bancorp



Olivia Lindsay

Chief Risk Officer

20+ years of experience in regulatory processes and controls, previously spent 15 years at MUFG Union Bank



Sean Lynden

President, Venture Banking Group

30+ years of banking and related experience. Previously served as President of Venture Banking Group for Pacific Western Bank



Michael Pierron

Head of Payments

25+ years of technology, product and operations, previously served as Head of Operations at Flagstar Bank



Bill Rhodes

Chief Internal Audit Officer

25+ years of banking and internal audit experience, previously served as CAE of Coastal Community Bank and Deputy CAE of Silicon Valley Bank



Steve Schwimmer

Chief Information Officer

30+ years of experience in banking technology, previously served as the EVP, Chief Innovation Officer at PacWest Bancorp

BANC OF CALIFORNIA

Fourth Quarter 2025 Earnings | 31

Appendix

Non-GAAP Financial Information Tangible assets, tangible common equity, tangible common equity ratio, tangible book value per common share, adjusted net earnings, adjusted return on average assets (“ROAA”), return on average tangible common equity, adjusted return on average tangible common equity, pre-tax pre-provision (“PTPP”) income, adjusted noninterest expense, efficiency ratio, adjusted efficiency ratio, adjusted ACL ratio, and economic coverage ratio constitute supplemental financial information determined by methods other than in accordance with GAAP. These non-GAAP measures are used by management in its analysis of the Company's performance. Tangible assets is calculated by subtracting goodwill and other intangible assets from total assets. Tangible common equity is calculated by subtracting preferred stock and goodwill and other intangible assets, as applicable, from stockholders’ equity. Return on average tangible common equity is calculated by dividing net earnings available to common stockholders, after adjustment for amortization of intangible assets and goodwill impairment, by average tangible common equity. Adjusted return on average tangible common equity is calculated by dividing adjusted net earnings available to common stockholders, after adjustment for amortization of intangible assets and goodwill impairment, by average tangible common equity. Banking regulators also exclude goodwill and other intangible assets from stockholders' equity when assessing the capital adequacy of a financial institution. Adjusted net earnings is calculated by adjusting net earnings by unusual, one-time items. ROAA is calculated by dividing annualized net earnings by average assets. Adjusted ROAA is calculated by dividing annualized adjusted net earnings by average assets. PTPP income is calculated by adding net interest income and noninterest income (total revenue) and subtracting noninterest expense. Adjusted PTPP income is calculated by adding net interest income and adjusted noninterest income (adjusted total revenue) and subtracting adjusted noninterest expense. Adjusted noninterest expense is calculated by subtracting acquisition, integration and reorganization costs from total noninterest expense. Adjusted noninterest expense excluding customer related expenses is calculated by subtracting customer related expenses from adjusted noninterest expense. Efficiency ratio is calculated by dividing noninterest expense (less intangible asset amortization and acquisition, integration and reorganization costs) by total revenue (the sum of net interest income and noninterest income, less gain (loss) on sale of securities). Adjusted efficiency ratio is calculated by dividing adjusted noninterest expense (less intangible asset amortization and acquisition, integration and reorganization costs, customer related expenses and any unusual one-item items) by adjusted total revenue (the sum of net interest income and noninterest income, less gain (loss) on sale of securities and customer related expense). Economic coverage ratio is calculated by dividing the allowance for credit losses adjusted for the impact of the credit- linked notes and unearned credit mark from purchase accounting by loans and leases held for investment. Core deposits is calculated as total deposits less brokered CDs and brokered non-maturity deposits. Core loan portfolio is calculated as total loans held for investment less premium finance loans, student loans, and Civic loans. Adjusted ACL ratio is calculated by dividing adjusted ACL for lower loss loan categories by adjusted loans and leases held for investment. Management believes the presentation of these financial measures adjusting the impact of these items provides useful supplemental information that is essential to a proper understanding of the financial results and operating performance of the Company. This disclosure should not be viewed as a substitute for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. The following tables on pages 34-43 provide reconciliations of the non-GAAP measures to financial measures defined by GAAP. Fourth Quarter 2025 Earnings | 33

Non-GAAP Reconciliation 1. Tangible common equity divided by tangible assets. 2. Total common equity divided by common shares outstanding. 3. Tangible common equity divided by common shares outstanding. 4. Common shares outstanding include non-voting common stock equivalents that are participating securities. ($ in thousands, except per share data) 4Q25 3Q25 2Q25 1Q25 4Q24 Tangible Common Equity Ratio Total stockholders' equity $3,541,277 $3,466,739 $3,426,843 $3,521,656 $3,499,949 Less: preferred stock 498,516 498,516 498,516 498,516 498,516 Total common equity 3,042,761 2,968,223 2,928,327 3,023,140 3,001,433 Less: goodwill and intangible assets 319,808 326,444 333,451 340,458 347,465 Tangible common equity $2,722,953 $2,641,779 $2,594,876 $2,682,682 $2,653,968 Total assets 34,797,442 34,012,965 34,250,453 33,779,918 33,542,864 Less: goodwill and intangible assets 319,808 326,444 333,451 340,458 347,465 Tangible assets $34,477,634 $33,686,521 $33,917,002 $33,439,460 $33,195,399 Total stockholders' equity to total assets 10.18% 10.19% 10.01% 10.43% 10.43% Tangible common equity ratio(1) 7.90% 7.84% 7.65% 8.02% 7.99% Book value per common share(2) $19.56 $19.09 $18.58 $18.17 $17.78 Tangible book value per common share (TBVPS)(3) $17.51 $16.99 $16.46 $16.12 $15.72 Common shares outstanding(4) 155,533,403 155,522,693 157,647,137 166,403,086 168,825,656 Fourth Quarter 2025 Earnings | 34

Non-GAAP Reconciliation

($ in thousands)	4Q25	3Q25	2Q25	1Q25	4Q24	FY25	FY24
Return on Average Tangible Common Equity ("ROATCE")							
Net earnings	$77,391	$69,629	$28,385	$53,568	$56,919	$228,973	$126,888
Earnings before income taxes				$73,061	$70,103		$168,654
Add: Intangible asset amortization				7,160	7,770		33,143
Adjusted earnings before income used for ROATCE				80,221	77,873		201,797
Adjusted income tax expense[1]				(20,296)	(19,281)		(49,965)
Adjustments:							
Intangible asset amortization	6,788	7,160	7,159			28,267	
Tax impact of adjustment above[1]	(1,823)	(1,958)	(1,655)			(7,593)	
Adjustment to net earnings	4,965	5,202	5,504			20,674	
Adjusted net earnings for ROATCE	82,356	74,831	33,889	59,925	58,592	249,647	151,832
Less: Preferred stock dividends	9,947	9,947	9,947	9,947	9,947	39,788	39,788
Adjusted net earnings available to common and equivalent stockholders for ROATCE	**$72,409**	**$64,884**	**$23,942**	**$49,978**	**$48,645**	**$209,859**	**$112,044**
Net earnings	$77,391	$69,629	$28,385	$53,568	$56,919	$228,973	$126,888
Earnings before income taxes				$73,061	$70,103		$168,654
Add: Intangible asset amortization				7,160	7,770		33,143
Add: FDIC special assessment				-	-		4,814
Add: Loss on sale of securities				-	NA		59,946
Less: Acquisition, integration, and reorganization costs				-	NA		(510)
Adjusted earnings before income used for ROATCE				80,221	77,873		266,047
Adjusted income tax expense[1]				(20,296)	(19,281)		(65,873)
Adjustments:							
Intangible asset amortization	6,788	7,160	7,159			28,267	
Provision for credit losses related to transfer of loans to held for sale	-	-	26,289			26,289	
Total adjustments	6,788	7,160	33,448			54,556	
Tax impact of adjustments above[1]	(1,823)	(1,958)	(7,733)			(14,654)	
Income tax related adjustments	-	-	9,792			9,792	
Adjustment to net earnings	4,965	5,202	35,507			49,694	
Adjusted net earnings for adjusted ROATCE	82,356	74,831	63,892	59,925	58,592	278,667	200,174
Less: Preferred stock dividends	9,947	9,947	9,947	9,947	9,947	39,788	39,788
Adjusted net earnings available to common and equivalent stockholders for adjusted ROATCE	**$72,409**	**$64,884**	**$53,945**	**$49,978**	**$48,645**	**$238,879**	**$160,386**
Average total stockholders' equity	3,494,157	3,437,335	3,430,143	3,524,181	3,486,164	3,471,278	3,431,364
Less: Average preferred stock	498,516	498,516	498,516	498,516	498,516	498,516	498,516
Less: Average goodwill and intangible assets	323,295	330,277	337,352	344,610	352,907	333,815	356,960
Average tangible common equity	**$2,672,346**	**$2,608,542**	**$2,594,275**	**$2,681,055**	**$2,634,741**	**$2,638,947**	**$2,575,888**
Return on average equity[2]	8.79%	8.04%	3.32%	6.16%	6.50%	6.60%	3.70%
Return on average tangible common equity[3]	10.75%	9.87%	3.70%	7.56%	7.35%	7.95%	4.35%
Adjusted return on average tangible common equity[4]	10.75%	9.87%	8.34%	7.56%	7.35%	9.05%	6.23%

1. Effective tax rates of 26.86%, 27.34%, 23.12%, 25.30%, and 24.76%, used for the three months ended December 31, 2025, September 30, 2025, June 30, 2025, March 31, 2025, and December 31, 2024, respectively. Effective tax rates of 26.86% and 24.76% used for the years ended December 31, 2025, and 2024.
2. Annualized net earnings divided by average stockholders' equity.
3. Annualized adjusted net earnings available to common and equivalent stockholders for ROATCE divided by average tangible common equity.
4. Annualized adjusted net earnings available to common and equivalent stockholders for adjusted ROATCE divided by average tangible common equity.

BANC OF CALIFORNIA

Fourth Quarter 2025 Earnings | 35

Non-GAAP Reconciliation

($ in thousands, except per share amounts)	4Q25	3Q25	2Q25	1Q25	4Q24	FY25	FY24
Adjusted Net Earnings							
Net earnings	$77,391	$69,629	$28,385	$53,568	$56,919	$228,973	$126,888
Earnings before income taxes				$73,061	$70,103		$168,654
Add: FDIC special assessment				-	-		4,814
Add: Loss on sale of securities				-	NA		59,946
Less: Acquisition, integration, and reorganization costs				-	NA		(510)
Adjusted earnings before income taxes				73,061	70,103		232,904
Adjusted income tax expense[1]				(19,493)	(13,184)		(57,667)
Adjustments:							
Provision for credit losses related to transfer of loans to held for sale	-	-	26,289			26,289	
Tax impact of adjustment above[1]	-	-	(6,078)			(7,061)	
Income tax related adjustments	-	-	9,792			9,792	
Adjustment to net earnings	-	-	30,003			29,020	
Adjusted net earnings	77,391	69,629	58,388	53,568	56,919	257,993	175,237
Less: Preferred stock dividends	9,947	9,947	9,947	9,947	9,947	39,788	39,788
Adjusted net earnings available to common and equivalent stockholders	**$67,444**	**$59,682**	**$48,441**	**$43,621**	**$46,972**	**$218,205**	**$135,449**
Weighted average diluted common shares outstanding	160,094	159,051	158,462	169,434	169,732	161,724	168,684
Diluted earnings per common share	$0.42	$0.38	$0.12	$0.26	$0.28	$1.17	$0.52
Adjusted diluted earnings per common share[2]	$0.42	$0.38	$0.31	$0.26	$0.28	$1.35	$0.80
Average total assets	$33,752,500	$33,831,217	$33,764,149	$33,308,385	$33,562,028	$33,665,738	$35,333,488
Return on average assets ("ROAA")[3]	0.91%	0.82%	0.34%	0.65%	0.67%	0.68%	0.36%
Adjusted ROAA[4]	0.91%	0.82%	0.69%	0.65%	0.67%	0.77%	0.50%

1. Effective tax rates of 26.86%, 27.34%, 23.12%, 25.30%, and 24.76%, used for the three months ended December 31, 2025, September 30, 2025, June 30, 2025, March 31, 2025, and December 31, 2024, respectively. Effective tax rates of 26.86% and 24.76% used for the years ended December 31, 2025, and 2024.
2. Adjusted net earnings available to common and equivalent stockholders divided by weighted average common shares outstanding.
3. Annualized net earnings divided by average assets.
4. Annualized adjusted net earnings divided by average assets.

BANC OF CALIFORNIA

Fourth Quarter 2025 Earnings | 36

Fourth Quarter 2025 Earnings | 37 Non-GAAP Reconciliation ($ in thousands) 4Q25 3Q25 2Q25 1Q25 4Q24 FY25 FY24 PTPP and Adjusted PTPP Income Net interest income $251,362 $253,444 $240,216 $232,364 $235,285 $977,386 $926,050 Add: Noninterest income (loss) 41,571 34,285 32,633 33,650 28,989 142,139 77,145 Total revenue 292,933 287,729 272,849 266,014 264,274 1,119,525 1,003,195 Less: Noninterest expense (180,644) (185,684) (185,869) (183,653) (181,370) (735,850) (791,740) Pre-tax, pre-provision ("PTPP") income $112,289 $102,045 $86,980 $82,361 $82,904 $383,675 $211,455 Total revenue $292,933 $287,729 $272,849 $266,014 $264,274 $1,119,525 $1,003,195 Add: Loss on sale of securities - - - - - - 59,946 Adjusted total revenue 292,933 287,729 272,849 266,014 264,274 1,119,525 1,063,141 Noninterest expense 180,644 185,684 185,869 183,653 181,370 735,850 791,740 Less: FDIC Special Assessment - - - - - - (4,814) Less: Acquisition, integration, and reorganization costs - - - - - - 510 Adjusted noninterest expense 180,644 185,684 185,869 183,653 181,370 735,850 787,436 Adjusted Pre-tax, pre-provision ("Adjusted PTPP") income $112,289 $102,045 $86,980 $82,361 $82,904 $383,675 $275,705

Non-GAAP Reconciliation

($ in thousands)	4Q25	3Q25	2Q25	1Q25	4Q24	FY25	FY24
Adjusted Efficiency Ratio							
Noninterest expense	$180,644	$185,684	$185,869	$183,653	$181,370	$735,850	$791,740
Less: Intangible asset amortization	(6,788)	(7,160)	(7,159)	(7,160)	(7,770)	(28,267)	(33,143)
Less: Acquisition, integration, and reorganization costs	-	-	-	-	1,023	-	14,183
Noninterest expense used for efficiency ratio	**$173,856**	**$178,524**	**$178,710**	**$176,493**	**$174,623**	**$707,583**	**$772,780**
Less: FDIC special assessment	-	-	-	-	-	-	(4,814)
Less: Customer related expense	(24,870)	(26,227)	(26,577)	(27,751)	(31,672)	(105,425)	(129,471)
Noninterest expense used for adjusted efficiency ratio	**$148,986**	**$152,297**	**$152,133**	**$148,742**	**$142,951**	**$602,158**	**$638,495**
Net interest income	$251,362	$253,444	$240,216	$232,364	$235,285	$977,386	$926,050
Noninterest income	41,571	34,285	32,633	33,650	28,989	142,139	77,145
Total Revenue	$292,933	$287,729	$272,849	$266,014	$264,274	$1,119,525	$1,003,195
Add: Loss on sale of securities	-	-	-	-	454	-	60,400
Total revenue used for efficiency ratio	**$292,933**	**$287,729**	**$272,849**	**$266,014**	**$264,728**	**$1,119,525**	**$1,063,595**
Less: Customer related expense	(24,870)	(26,227)	(26,577)	(27,751)	(31,672)	(105,425)	(129,471)
Total revenue used for adjusted efficiency ratio	**$268,063**	**$261,502**	**$246,272**	**$238,263**	**$233,056**	**$1,014,100**	**$934,124**
Noninterest expense to total revenue	61.67%	64.53%	68.12%	69.04%	68.63%	65.73%	78.92%
Efficiency ratio[1]	59.35%	62.05%	65.50%	66.35%	65.96%	63.20%	72.66%
Adjusted efficiency ratio[2]	55.58%	58.24%	61.77%	62.43%	61.34%	59.38%	68.35%

1. Noninterest expense used for efficiency ratio divided by total revenue used for efficiency ratio.
2. Noninterest expense used for adjusted efficiency ratio divided by total revenue used for adjusted efficiency ratio.

BANC OF CALIFORNIA

Fourth Quarter 2025 Earnings | 38

($ in thousands) 4Q25 3Q25 2Q25 1Q25 4Q24 Noninterest expense $180,644 $185,684 $185,869 $183,653 $181,370 Less: Acquisition, integration, and reorganization costs - - - - 1,023 Adjusted noninterest expense $180,644 $185,684 $185,869 $183,653 $182,393 Less: Customer related expense (24,870) (26,227) (26,577) (27,751) (31,672) Adjusted noninterest expense excluding customer related expense $155,774 $159,457 $159,292 $155,902 $150,721 Average assets $33,752,500 $33,831,217 $33,764,149 $33,308,385 $33,562,028 Noninterest expense to average total assets 2.12% 2.18% 2.21% 2.24% 2.15% Adjusted noninterest expense to average total assets 2.12% 2.18% 2.21% 2.24% 2.16% Adjusted noninterest expense excluding customer related expense to average total assets 1.83% 1.87% 1.89% 1.90% 1.79% Adjusted Noninterest Expense to Average Total Assets Fourth Quarter 2025 Earnings | 39 Non-GAAP Reconciliation

Fourth Quarter 2025 Earnings | 40 ($ in millions) 4Q25 3Q25 4Q24 Total Deposits $27,843 $27,185 $27,192 Less: Brokered CDs (2,433) (2,259) (2,078) Less: Brokered Non-maturity Deposits (480) (166) (590) Total Core Deposits $24,930 $24,760 $24,524 Core Deposits Non-GAAP Reconciliation

Non-GAAP Reconciliation Fourth Quarter 2025 Earnings | 41 ($ in millions) 4Q25 3Q25 Total Loans HFI $25,033 $24,111 Discontinued Area Loans: Less: Premium Finance Loans (448) (465) Less: Student Loans (262) (276) Less: Civic Loans (39) (69) Total Discontinued Area Loans (749) (810) Total Core Loans $24,284 $23,301 Core Loans

Non-GAAP Reconciliation

($ in thousands)	4Q25	3Q25	2Q25	1Q25	4Q24
Economic coverage ratio					
Allowance for credit losses ("ACL")	$280,533	$270,722	$258,565	$264,557	$268,431
Add: Unearned credit mark from purchase accounting [1]	15,865	17,496	19,199	20,870	22,473
Add: Credit-linked notes [2]	108,413	110,539	112,887	115,188	116,991
Adjusted allowance for credit losses	$404,811	$398,757	$390,651	$400,615	$407,896
Loans and leases held for investment	$25,032,679	$24,110,642	$24,245,893	$24,126,527	$23,781,663
ACL to loans and leases held for investment [3]	1.12%	1.12%	1.07%	1.10%	1.13%
Economic coverage ratio [4]	**1.62%**	**1.65%**	**1.61%**	**1.66%**	**1.72%**

1. Unearned credit mark from purchase accounting estimated by using the same pro rata split between the credit and yield marks associated with the non-PCD loans (purchased loans without credit deterioration at the time of the purchase) at the time of the acquisition.
2. Credit-linked notes loss coverage equal to 5% of the unpaid principal balance of the pledged loans.
3. Allowance for credit losses divided by loans and leases held for investment.
4. Adjusted allowance for credit losses divided by loans and leases held for investment.

BANC OF CALIFORNIA

Fourth Quarter 2025 Earnings | 42

Non-GAAP Reconciliation 1. Lower loss loan categories include warehouse lending loans, equity fund loans, lender finance loans, and residential mortgage loans. 2. ACL divided by loans and leases held for investment. 3. Adjusted ACL for lower loss loan categories (includes SFR, Warehouse, Fund Finance, and Lender Finance) divided by adjusted loans and leases held for investment. Fourth Quarter 2025 Earnings | 43 ($ in thousands) 4Q25 Allowance for credit losses ("ACL") $280,533 Less: ACL on lower loss loan categories: ACL on warehouse lending loan portfolio (3,507) ACL on equity fund loan portfolio (598) ACL on lender finance loan portfolio (6,002) ACL on single family residential mortgage loans (2,851) Adjusted ACL for total lower loss loan categories(1) $267,575 Loans and leases held for investment $25,032,679 Less: Lower loss loan categories: Warehouse lending loan portfolio (2,100,075) Equity fund loan portfolio (1,320,297) Lender finance loan portfolio (1,623,474) Single family residential mortgage loans (3,307,427) Adjusted loans and leases held for investment(1) $16,681,407 ACL to loans and leases held for investment(2) 1.12% Adjusted ACL excluding SFR loans 1.28% Adjusted ACL excluding SFR and warehouse loans 1.40% Adjusted ACL for total lower loss loan categories to adjusted loans and leases held for investment(3) 1.60% Adjusted ACL for Lower Loss Loan Categories Ratio